                                                                   Exhibit 1.1 f

[CANADA LETTERHEAD]  Industry Canada    Industrie Canada

CERTIFICATE                                           CERTIFICAT
OF AMENDMENT                                          DE MODIFICATION

CANADA BUSINESS                                       LOI CANADIENNE SUR
CORPORATIONS ACT                                      LES SOCIETES PAR ACTIONS

HOLLINGER INC.                                               197578-1

-----------------------------------------------------------------         ----------------------------------------------------------
Name of corporation-Denomination de la societe                            Corporation number-Numero de la societe

I hereby certify that the articles of the above-named corporation         Je certifie que les statuts de la societe susmentionnee
were amended                                                              ont ete modifies :

(a) under section 13 of the Canada Business Corporations Act in     [ ]   a) en vertu de l'article 13 de la Loi canadienne sur les
accordance with the attached notice;                                      societes par actions, conformement a l'avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as     [x]   b) en vertu de l'article 27 de la Loi canadienne sur les
set out in the attached articles of amendment designating a               societes par actions, tel qu'il est indique dans les
series of shares;                                                         clauses modificatrices ci-jointes designant une serie
                                                                          d'actions;

(c) under section 179 of the Canada Business Corporations Act as    [ ]   c) en vertu de l'article 179 de la Loi canadienne sur les
set out in the attached articles of amendment;                            societes par actions, tel qu'il est indique dans les
                                                                          clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as    [ ]   d) en vertu de l'article 191 de la Loi canadienne sur les
set out in the attached articles of reorganization.                       societes par actions, tel qu'il est indique dans les
                                                                          clauses de reorganisation ci-jointes.


                                       NOVEMBER 7, 1997/LE 7 NOVEMBRE 1997
Director -  Directeur                  Date of Amendment - Date de modification

Canada

[CANADA LETTERHEAD]
                                      FORM 4
                               ARTICLES OF AMENDMENT
                                (SECTION 27 OR 177)

--------------------------------------------------------------------------------
1 - NAME OF CORPORATION                            2 - CORPORATION NO.

         HOLLINGER INC.                                197578-1
--------------------------------------------------------------------------------
3 - THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

    The certificate and articles of the Corporation are amended to create the thirteenth series of Preference Shares, unlimited in number, to be designated Series I Exchangeable Non-Voting Preference Shares, and the fourteenth series of Preference Shares, unlimited in number, to be designated Series II Exchangeable Non-Voting Preference Shares, and to have attached thereto the rights, privileges, restrictions and conditions set forth in annexed Schedule A.
--------------------------------------------------------------------------------
DATE                    SIGNATURE                     TITLE

November 7, 1997                                      Vice-President & Secretary
--------------------------------------------------------------------------------
                                                      FOR DEPARTMENTAL USE ONLY
                                                      Filed
                                                      --------------------------

                                   SCHEDULE A

                            NUMBER AND DESIGNATION OF
                      AND RIGHTS, PRIVILEGES, RESTRICTIONS
                           AND CONDITIONS ATTACHING TO
                         THE SERIES I PREFERENCE SHARES

                  The thirteenth series of Preference Shares of the Corporation shall consist of an unlimited number of Preference Shares which shall be designated as Exchangeable Non-Voting Preference Shares Series I (hereinafter referred to as the "Series I Preference Shares") and which, in addition to the rights, privileges, restrictions and conditions attached to the Preference Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.                CONSIDERATION FOR ISSUE

1.1. The consideration for the issue of each Series I Preference Share shall be $4.00.

2.                INTERPRETATION

2.1.              DEFINITIONS

                  For the purpose hereof:

         (a) "Act" means the Canada Business Corporations Act, as amended, re-enacted or replaced from time to time;

         (b) "Board" means the board of directors of the Corporation or the Executive Committee thereof;

         (c) "Business Day" means a day other than Saturday, Sunday or any other day that is treated as a statutory holiday in the jurisdiction in which the Corporation's registered office is located;

         (d) "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (A) the Foreign Currency Amount by (B) the exchange rate for such foreign currency in effect at 12 o'clock noon (eastern time) on such date as posted by Canadian Imperial Bank of Commerce or, in the event such exchange rate is not available, such exchange rate on such date for such foreign currency as may be deemed by the Board to be appropriate for such purpose;

         (e) "Class A Common Shares" means shares of Class A common stock of Hollinger International Inc., par value U.S. $0.01 per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not Hollinger International shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction affecting, such shares;

         (f) "Current Class A Market Price" means in respect of a Class A Common Share on any date, the Canadian Dollar Equivalent of the per share closing price (or if no closing price is recorded, the average of the bid and the ask prices) of Class A Common Shares on the last full trading day preceding such date as such price is reported on the NYSE Composite Transactions Tape, or if the Class A Common Shares are not listed on the NYSE, such other national, regional or provincial securities exchange or automated quotation system upon which the Class A Common Shares are listed or quoted, as the case may be, as may be selected by the Board for such purpose; provided, however, that if in the opinion of the Board the public distribution or trading activity of Class A Common Shares is inadequate to create a market that reflects the fair market value of a Class A Common Share then the Current Class A Market Price shall be determined by the Board based upon the advice of such qualified independent financial advisors as the Board may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board shall be conclusive and binding;

         (g) "Determination Date" means the fifth Business Day prior to the Initial Period Expiry Date;

         (h) "Dividend Amount" means, as at any date, an amount equal to the full amount of all dividends and distributions declared and unpaid on each Series I Preference Share and all dividends and distributions declared on a Class A Common Share in respect of which a dividend has not been declared on each Series I Preference Share in accordance with section 3.1.2, in each case with a record date prior to such date;

         (i) "Exchange Price" means an amount per Series I Preference Share surrendered for retraction pursuant to section 5.2 equal to
                  (i) the Current Class A Market Price on the Retraction Date of the Exchange Number of Class A Common Shares plus (ii) the Dividend Amount, if any, on the Retraction Date;

         (j) "Exchange Number" means, subject to adjustment from time to time in accordance with sections 5.8 and 5.9, the result obtained when $4.00 is divided by (A) if the Initial Period Expiry Date is May 6, 1998, the weighted average trading price of the Class A Common Shares on the NYSE for the 20 consecutive trading days (whether or not Class A Common Shares traded on such day) ending on (and including) the Determination Date and (B) if the Initial Period Expiry Date is prior to May 6, 1998, the lesser of (i) the weighted average trading price of the Class A Common Shares on the NYSE for the 20 consecutive trading days (whether or not Class A Common Shares traded on such day) ending on (and including) the Determination Date and (ii) the weighted average trading price of the Class A Common Shares on the NYSE on the Determination Date, provided that if the Class A Common Shares are not listed on the NYSE on the relevant date(s), the weighted average trading prices referred to above shall be calculated using trading prices on any stock exchange on which such shares are listed as the Board may select for this purpose, or if such shares are not listed on any stock exchange, in such over-the-counter market as the Board may select for such purpose;

         (k) "HII Dividend Declaration Date" means the date on which the Board of Directors of Hollinger International declares any dividend or distribution on the Class A Common Shares;

         (l) "Hollinger International Capital Reorganization" has the meaning set out in section 5.8.3;

         (m) "Hollinger International" means Hollinger International Inc., a Delaware corporation;

         (n) "Initial Period" means the period from the date of initial issue of the Series I Preference Shares to and including the Initial Period Expiry Date;

         (o) "Initial Period Expiry Date" means May 6, 1998 unless the Board elects pursuant to section 2.2 to select an earlier date in which case the Initial Period Expiry Date shall be such earlier date;

         (p)      "Initial Retraction Price" has the meaning set out in section
                  5.1;

         (q) "junior share" means a share of the Corporation ranking junior to the Series I Preference Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

         (r)      "Liquidation Event" has the meaning set out in section 8.1;

         (s)      "Liquidation Price" has the meaning set out in section 8.1;

         (t)      "NYSE" means the New York Stock Exchange;

         (u) "ranking as to capital" means ranking with respect to the distribution of assets in the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

         (v) "Retraction Date" means any Business Day on which the documents specified in section 5.3(a) are duly tendered by a holder of Series I Preference Shares in respect of the exercise of his or her retraction right pursuant to Article 5; and

         (w)     "Retraction Notice" has the meaning set out in section 5.3(a).

2.2.              ELECTION TO SHORTEN THE INITIAL PERIOD

                  The Board shall be entitled to select a date prior to May 6, 1998 as the Initial Period Expiry Date. If the Board elects to do so then at least three Business Days prior to the Initial Period Expiry Date, the Corporation shall issue a press release and on or before the Initial Period Expiry Date the Corporation shall send by prepaid first class mail or deliver a notice to all holders of Series I Preference Shares each of which shall set out the Determination Date, the Initial Period Expiry Date and the Exchange Number as of the Initial Period Expiry Date. If the Corporation intends to exercise its redemption right pursuant to section 4.1 such press release and notice shall also set out the information contemplated by section 4.1.2.

2.3.              DATES

                  In the event that any date on which any dividend on the Series I Preference Shares is payable by the Corporation, or on or by which any other action is required to be taken by the Corporation or the holders of Series I Preference Shares hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding date that is a Business Day.

2.4.              CURRENCY

                  All cash amounts paid by the Corporation in respect of the Series I Preference Shares shall be made in Canadian dollars and all references herein to monetary amounts shall be construed accordingly.

                  For greater certainty, the determination of (i) Dividend Amount and (ii) Exchange Number, shall be based on, respectively, (i) the Canadian Dollar Equivalent on the payment date thereof of dividends and distributions declared on Class A Common Shares and (ii) the Canadian Dollar Equivalent on the Determination Date of the relevant weighted average trading price of the Class A Common Shares.

3.                DIVIDENDS

3.1.              PAYMENT OF DIVIDENDS

                  The holders of the Series I Preference Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board, subject to the insolvency provisions of applicable law, cumulative preferential cash dividends payable in lawful money of Canada as follows:

         3.1.1. during the Initial Period, a fixed dividend of 7.00% per annum of the issue price of $4.00 per share payable quarterly on each third month anniversary of November 6, 1997; and

         3.1.2.   after the Initial Period, a dividend per share as follows:

                  (a) in the case of a cash dividend or distribution on Class A Common Shares having a record date after the Determination Date, in an amount in cash per Series I Preference Share equal to the product of (i) the Canadian Dollar Equivalent on the payment date thereof of such cash dividend or distribution on each Class A Common Share less any United States withholding tax thereon payable by the Corporation or any subsidiary thereof and (ii) the Exchange Number as of the HII Dividend Declaration Date;

                  (b) in the case of a stock dividend or distribution declared on a Class A Common Share to be paid in Class A Common Shares having a record date after the Determination Date in respect of which an adjustment is not made pursuant to section 5.8, in that number of Series I Preference Shares for each Series I Preference Share equal to the product of (i) the number of Class A Common Shares to be paid on each Class A Common Share less any United States withholding tax thereon payable by the Corporation or any subsidiary thereof and (ii) the Exchange Number as of the HII Dividend Declaration Date; or

                  (c) in the case of a dividend or distribution on the Class A Common Shares to be paid in property other than cash or Class A Common Shares, having a record date after the Determination Date in respect of which an adjustment is not made pursuant to section 5.8, in such type and amount of property for each Series I Preference Share as is the same as or economically equivalent to (to be determined by the Board) the type and amount of property declared as a dividend or distribution on the Exchange Number (as of the HII Dividend Declaration Date) of Class A Common Shares less any United States withholding tax thereon payable by the Corporation or any subsidiary thereof.

         For any period during the Initial Period which is less than a full quarter with respect to any Series I Preference Share which is redeemed or in respect of which assets of the Corporation are distributed to the holders thereof pursuant to Article 8 during such quarter, dividends shall be deemed to accrue on a daily basis and shall be equal to the amount calculated by multiplying $0.28 by a fraction of which the numerator is the number of days in such period and the denominator is 365.

3.2.              METHOD OF PAYMENT

         (a) Cheques payable in lawful money of Canada at any branch in Canada of the Corporation's bankers shall be issued in respect of any cash dividends or distributions on the Series I Preference Shares (less any tax required to be withheld by the Corporation). The mailing, by prepaid first class mail, of such a cheque to a holder of Series I Preference Shares, shall be deemed to be payment of the dividends represented thereby unless the cheque is not paid upon presentation. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

         (b) Certificates registered in the name of the registered holder of Series I Preference Shares shall be issued or transferred in respect of any stock dividends or other distribution on Series I Preference Shares contemplated by section 3.2(b) hereof and the sending of such a certificate to each-holder of a Series I Preference Share shall satisfy the stock dividend or other distribution of Series I Preference Shares represented thereby.

         (c) Such other type and amount of property in respect of any dividends or distributions contemplated by section 3.2(c) hereof shall be issued, distributed or transferred by the. Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Series I Preference Share shall satisfy the dividend or distribution represented thereby.

         (d) Notwithstanding anything to the contrary herein the Corporation shall pay to any shareholder whose latest address as shown on the books of the Corporation is not in Canada all dividends in United States dollars unless any such shareholder requests payment in Canadian dollars. Any such payment in United States dollars shall be in an amount equivalent to the amount otherwise payable in Canadian dollars converted to United States dollars at the Bank of Canada noon rate of exchange on the applicable dividend record date.

3.3.              RECORD AND PAYMENT DATES

                  The record date for the determination of the holders of Series I Preference Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Series I Preference Shares under section 3.1.2 hereof shall be the same as the record date and payment date, respectively, for the corresponding dividend or distribution on the Class A Common Shares.

3.4.              PARTIAL PAYMENT

                  If on any payment date for any dividends or distributions declared on the Series I Preference Shares under section 3.1 hereof the dividends or distributions are not paid in full on all of the Series I Preference Shares then outstanding, any such dividends or distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board on which the Corporation shall have sufficient money or other assets properly applicable to the payment of such dividends or distributions.

4.                REDEMPTION

4.1.              OPTIONAL REDEMPTION AT END OF INITIAL PERIOD

         4.1.1. On the 30th day following the Initial Period Expiry Date (the "Redemption Date"), subject to the provisions of the Act, this Article 4 and to the rights, privileges, restrictions and conditions attaching to any shares of the Corporation ranking prior to the Series I Preference Shares, the Corporation may, upon giving notice as hereinafter provided, redeem all or any part of the then outstanding Series I Preference Shares on payment for each share to be redeemed of $4.00 together with an amount equal to all dividends accrued and unpaid thereon up to the Redemption Date (the whole constituting and being herein referred to as the "Redemption Price"). In the case of a redemption of less than all of the Series I. Preference Shares pursuant to this section 4.1 the Corporation shall redeem as nearly as practicable the same portion of Series I Preference Shares held by each holder.

         4.1.2. In case of redemption of Series I Preference Shares pursuant to section 4.1, at least three Business Days prior to the Initial Period Expiry Date the Corporation shall issue a press release and on or before the Initial Period Expiry Date the Corporation shall send by prepaid first class mail or deliver a notice to each person who at the date of mailing or delivery is a holder of Series I Preference Shares each of which shall state that the Corporation intends to redeem Series I Preference Shares pursuant to this section 4.1 and set out the Redemption Price and Redemption Date. Such notice shall be mailed or delivered to each holder of Series I Preference Shares to be redeemed at the last address of such holder as it appears on the securities register of the Corporation, or in the event of the address of any such holder not so appearing, then to the last address of such holder known to the Corporation. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but if such failure or omission is discovered notice as aforesaid shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time. The press release shall also set out the portion of Series I Preference Shares to be redeemed and the notice shall also set out the number of Series I Preference Shares held by the person to whom it is addressed which are to be redeemed and the place or places in Canada at which holders of Series I Preference Shares may present and surrender the certificate or certificates representing such shares for redemption.

                           On and after the Initial Period Expiry Date, the Corporation shall pay or cause to be paid to or to the order of the holders of the Series I Preference Shares to be redeemed the Redemption Price of such shares on presentation and surrender, at the registered office of the Corporation or any other place or places in Canada specified in the notice of redemption, of the certificate or certificates representing the Series I Preference Shares called for redemption. Payment in respect of Series I Preference Shares being redeemed shall be made by cheque payable to the respective holders thereof in lawful money of Canada at any branch in Canada of the Corporation's bankers. If a part only of the Series I Preference Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

                           The Corporation shall have the right, at any time after the mailing or delivery of notice of its intention to redeem Series I Preference Shares, to deposit the Redemption Price of the Series I Preference Shares so called for redemption, or of such of the Series I Preference Shares which are represented by certificates which have not, at the date of such deposit, been surrendered by the holders thereof in connection with such redemption, in a separate account in any chartered bank or trust company in Canada named in the redemption notice or in a subsequent notice in writing to the holders of the Series I Preference Shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective holders of the Series I Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made or upon the Redemption Date, whichever is the later, the Series I Preference Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving, without interest, the Redemption Price of their respective Series I Preference Shares being redeemed upon presentation and surrender of the certificate or certificates representing such shares. Any interest allowed on any such deposit shall belong to the Corporation.

4.2.              OPTIONAL REDEMPTION RIGHT ON RECEIPT OF RETRACTION NOTICE

         4.2.1. On receipt of a Retraction Notice in respect of Series I Preference Shares duly tendered pursuant to section 5.3, the Corporation shall be entitled to redeem all or any part of such Series I Preference Shares for a cash payment equal to the Initial Retraction Price or Exchange Price, as applicable. The Corporation shall exercise this redemption right by sending or causing to be sent by prepaid first class mail or delivering to the registered holder of Series I Preference Shares to be redeemed not later than five days after the Retraction Date a notice that the Corporation will redeem that number of Series I Preference Shares specified in such notice pursuant to this section 4.2.

         4.2.2. The Corporation shall exercise this redemption right so that, subject to rules applicable to fractional shares, all holders of Series I Preference Shares to be redeemed on any date shall receive the same portion of the Initial Retraction Price or Exchange Price, as applicable, payable to them in the form of Class A Common Shares and cash.

         4.2.3. The Corporation shall redeem Series I Preference Shares pursuant to this section 4.2 by sending or causing to be sent to or to the order of the registered holder thereof not later than 14 days after the Retraction Date a cheque payable at any branch of the Corporation's bankers for the Initial Retraction Price or Exchange Price, as applicable, of such shares.

4.3.              CESSATION OF RIGHTS

                  Series I Preference Shares redeemed pursuant to this Article
4 shall cease to be entitled to dividends or any other participation in any distribution of the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless the payment to be made on redemption shall not be made as required in which case the rights of the holders shall remain unaffected. Redemption moneys which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit in a separate account as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

5.                RETRACTION RIGHTS

5.1.              RIGHT OF RETRACTION DURING INITIAL PERIOD

                  At any time during the Initial Period a holder of Series I Preference Shares shall be entitled, subject to the provisions of the Act and in the manner hereinafter provided, to require the Corporation to redeem all or any of the Series I Preference Shares registered in the name of such holder in consideration for the transfer to such holder of that number of Class A Common Shares for each Series I Preference Share to be redeemed equal to (i) $3.50 plus accrued and unpaid dividends per Series I Preference Share to and including the Retraction Date (the "Initial Retraction Price") divided by (ii) the Current Class A Market Price on the Retraction Date.

5.2.              RIGHT OF RETRACTION AFTER INITIAL PERIOD

                  At any time after the Initial Period, a holder of Series I Preference Shares shall be entitled, subject to the provisions of the Act and in the manner hereinafter provided, to require the Corporation to redeem all or any of the Series I Preference Shares registered in the name of the holder in consideration for the transfer to such holder of that fraction or number of Class A Common Shares for each Series I Preference Share to be redeemed equal to
(i) the Exchange Number in effect on the Retraction Date plus (ii) the quotient obtained when the Dividend Amount, if any, as of the date of transfer of such Class A Common Shares to such holder on the Hollinger International register is divided by the Current Class A Market Price on such date.

5.3.              RETRACTION PROCEDURE

         (a) Series I Preference Shares may be retracted only by the registered holder thereof presenting and surrendering to the Corporation, at any place where the Series I Preference Shares may be transferred or at such other place or places as shall be specified in writing by the Corporation to the holders of the Series I Preference Shares from time to time, the share certificate or certificates representing the Series I Preference Shares to be redeemed, duly completed and endorsed in the manner prescribed thereon, together with a request in writing in such form as may be acceptable to the Corporation (in this section 5.3, the "Retraction Notice") from such holder specifying the number of Series I Preference Shares to be redeemed by the Corporation.

         (b) Subject to sections 4.2 and 5.6 hereof, the Corporation shall redeem the appropriate number of Series I Preference Shares by sending or causing to be sent to or to the order of the registered holder thereof not later than 14 days after the Retraction Date a certificate representing that number of Class A Common Shares to which the holder is entitled.

         (c) If less than all of the Series I Preference Shares represented by any certificate or certificates so endorsed are to be redeemed, the Corporation shall issue and deliver to such holder, at the expense of the Corporation, a new share certificate representing the Series I Preference Shares which are not being surrendered for retraction.

5.4.              ELECTION IRREVOCABLE

                  Subject to paragraph 5.6 hereof, the election by a registered holder of Series I Preference Shares to surrender any Series I Preference Shares for retraction shall be irrevocable upon receipt by the Corporation at its registered office of the Retraction Notice and the certificate or certificates representing the Series I Preference Shares to be redeemed; provided that the Corporation may, in its unfettered discretion, permit withdrawal of any such election at any time prior to payment of the Initial Retraction Price for the Series I Preference Shares to be redeemed:

5.5.              RELATING TO THE DELIVERY OF CLASS A COMMON SHARES

         5.5.1.   QUALIFICATION AND LISTING

         The Corporation shall satisfy the following conditions in respect of Class A Common Shares delivered on a redemption of Series I Preference
         Shares:

                  (a) the qualification of the Class A Common Shares by the filing of a prospectus and obtaining a final receipt therefor from the securities regulatory authorities in each of the provinces of Canada in which the distribution of such Class A Common Shares occurs, unless there exists an applicable exemption to qualification thereunder that allows such Class A Common Shares (other than those issued to a person who is in a position by himself or in combination with others to materially affect control of the Corporation) to be immediately traded free of resale restrictions under applicable securities legislation; and

                  (b) the effectiveness of a registration statement under the U.S. Securities Act of 1933 ("U.S. Securities Act") with respect to the delivery of such Class A Common Shares, unless an exemption from the registration requirements of the U.S. Securities Act is available which would allow such Class A Common Shares to be immediately traded free of resale restrictions; and

                  (c) the listing of such Class A Common Shares on each stock exchange on which the Class A Common Shares are then listed.

         5.5.2.   FRACTIONS OF CLASS A COMMON SHARES

                           The Corporation shall not deliver a fraction of a Class A Common Share on redemption of Series I Preference Shares. In lieu thereof, the Corporation shall make a cash payment equal to the amount which would have been satisfied by the fraction of the Class A Common Share.

5.6.              RETRACTION LIMITATION

         (a) If the redemption by the Corporation of all Series I Preference Shares surrendered for retraction on a Retraction Date would be contrary to applicable law, the Corporation shall redeem only the maximum number of Series I Preference Shares which it is then permitted to redeem selected pro rata (disregarding fractions of shares) from the Series I Preference Shares surrendered for retraction according to the number of Series I Preference Shares surrendered for retraction by each holder thereof. Thereupon, each such holder shall be entitled, by notice to the Corporation to withdraw all or part only of the Series I Preference Shares surrendered by such holder for retraction on such Retraction Date which have not been redeemed by the Corporation and the Corporation shall, at its expense, issue and deliver to each holder who exercises such right of withdrawal a new share certificate representing the Series I Preference Shares so withdrawn. Thereafter, the Corporation shall redeem on a date or dates determined by the Board on which the Corporation shall have sufficient assets to permit such redemption, the maximum number of Series I Preference Shares as have been surrendered for retraction and not withdrawn or redeemed which the Corporation determines it is then permitted to redeem, selected pro rata (disregarding fractions of shares) from such Series I Preference Shares according to the number of such Series I Preference Shares then held by each holder thereof and so on until all such Series I Preference Shares have been redeemed.

         (b) If the Board has acted in good faith in making any of the determinations referred to in paragraph 5.6(a) hereof, the Board and the Corporation shall have no liability if such determination proves to be inaccurate.

         (c) If the Corporation does not redeem all Series I Preference Shares surrendered for retraction on a Retraction Date the Corporation shall forthwith after such date notify each holder whose Series I Preference Shares have not been redeemed on such date of such holder's right to withdraw the Series I Preference Shares surrendered and not redeemed by the Corporation.

5.7.              CESSATION OF RIGHTS

                  Series I Preference Shares redeemed pursuant to this Article 5 shall cease to be entitled to dividends or any other participation in any distribution of the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof as of the date on which Class A Common Shares deliverable to them on redemption are transferred to them on the Hollinger International register.

5.8.              CHANGES AFFECTING THE CLASS A COMMON SHARES

         5.8.1. If and whenever at any time after the Determination Date, Hollinger International:

                           (a) subdivides its outstanding Class A Common Shares into a greater number of Class A Common Shares (including by way of a stock dividend which the Board decides to treat as a subdivision); or

                           (b) consolidates its outstanding Class A Common Shares into a smaller number of Class A Common Shares,

                  then the Exchange Number will be adjusted effective immediately after the effective date or record date for such event by multiplying the Exchange Number in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the number of Class A Common Shares outstanding immediately after giving effect to such event and the denominator of which will be the number of Class A Common Shares outstanding on such effective date or record date before giving effect to such event.

         5.8.2. If and whenever at any time after the date hereof, there is a reclassification of the Class A Common Shares at any time outstanding or change of the Class A Common Shares into other shares or into other securities or other capital reorganization (other than an event described in section 5.8.1), or a consolidation, amalgamation, arrangement or merger of Hollinger International with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Class A Common Shares or a change of the Class A Common Shares into other shares), or a transfer of the undertaking or assets of Hollinger International as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Class A Common Shares are entitled to receive shares, other securities or other property (any of such events being called an "Hollinger International Capital Reorganization"), a holder of Series I Preference Shares will be entitled to receive on exercise of his or her retraction right pursuant to section 5.2, and shall accept in lieu of Class A Common Shares, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Hollinger International Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Class A Common Shares which such holder would have received if the Retraction Date were immediately prior to such effective date, subject in all such cases, to the Corporation's right to redeem Series I Preference Shares pursuant to section 4.2. If determined appropriate by the Board, appropriate adjustments will be made as a result of any such Hollinger International Capital Reorganization in the application of the provisions set forth in this Article with respect to the rights and interests thereafter of holders of Series I Preference Shares to the end that the provisions set forth in this Article will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Series I Preference Shares.

         5.8.3. If and whenever at any time after the date hereof Hollinger International takes any action affecting the Class A Common Shares other than an action described in sections 3.1.2, 5.8.1 or 5.8.2 which in the opinion of the Board would materially affect the rights of the holders of Series I Preference Shares, the Exchange Number or other terms of Article 5 will be adjusted in such manner, if any, and at such time, by action by the Board, in their sole discretion, as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approvals, including any approval required by any stock exchange on which the Series I Preference Shares may be listed. Failure of the taking of action by the Board so as to provide for an adjustment on or prior to the effective date of any such action will be conclusive evidence that the Board have determined that it is equitable to make no adjustment in the circumstances.

5.9.              RULES APPLICABLE TO ADJUSTMENTS

                  For the purposes of section 5.8:

         5.9.1. The adjustments provided for in section 5.8 are cumulative and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this section.

         5.9.2. No adjustment of the Exchange Number will be required unless such adjustment would result in a change of at least 1%; provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

         5.9.3. If at any time a dispute arises with respect to adjustments such dispute will be conclusively determined by the Corporation's auditors or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the Board and any such determination will be binding upon the Corporation and the holders of Series I Preference Shares; such auditors or accountants will be given access to all necessary records of the Corporation.

         5.9.4. If Hollinger International sets a record date to determine the holders of Class A Common Shares to take any action and thereafter and before the taking of such action, legally abandons its plan to take such other action, then no adjustment will be required by reason of the setting of such record date.

         5.9.5.   No adjustment need be made for a transaction referred to in section 5.8 if holders of Series I Preference Shares participate in the transaction on a basis and with notice that the Board determines to be fair and appropriate in the circumstances.

6.                VOTING RIGHTS

6.1. Except as herein referred to or as required by law, the holders of the Series I Preference Shares as a series shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

7.                RESTRICTIONS ON DIVIDENDS AND RETIREMENT OF SHARES

7.1. So long as any of the Series I Preference Shares are outstanding, the Corporation shall not, without the approval of the holders of the Series I Preference Shares given as hereinafter specified:

         7.1.1. declare, pay or set apart for payment any dividends on any junior shares (other than dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series I Preference Shares);

         7.1.2. call for redemption, redeem, purchase or otherwise pay off or retire for value, or make any capital distributions in respect of, any junior shares;

         7.1.3. except in connection with the redemption of Series I Preference Shares pursuant to Articles 4 or 5, call for redemption, redeem, purchase or otherwise pay off or retire for value, or make any capital distribution in respect of, less than all of the Series I Preference Shares;

         7.1.4. call for redemption, redeem, purchase or otherwise pay off or retire for value, or make any capital distribution in respect of, any shares ranking as to capital or dividends on a parity with the Series I Preference Shares except in connection with the retirement thereof pursuant to a retraction privilege attaching thereto or a redemption right exercisable upon a retraction; or

         7.1.5. issue any shares ranking as to capital or dividends prior to or on a parity with the Series I Preference Shares;

unless, in each such case, (i) all dividends on the Series I Preference Shares then outstanding and on all other shares of the Corporation ranking as to dividends prior to or on a parity with the Series I Preference Shares which have accrued up to and including the dividends payable on the immediately preceding respective date or dates for the payment of dividends thereon shall have been declared and paid or set apart for payment, (ii) the Corporation shall have redeemed all of the Series I Preference Shares tendered for redemption pursuant to Article 5, and (iii) the Corporation is not otherwise in default under the rights, privileges, restrictions and conditions attached to the Series I Preference Shares or any other shares of the Corporation ranking as to dividends or as to capital prior to or on a parity with the Series I Preference Shares.

8.                LIQUIDATION, DISSOLUTION OR WINDING-UP

8.1. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs (any such event being herein referred to as a "Liquidation Event"), the holders of the Series I Preference Shares shall be entitled to receive from the assets of the Corporation the following amount:

         (a) if the Liquidation Event occurs during the Initial Period, a sum equal to $4.00 for each Series I Preference Share held by them respectively, plus an amount equal to all dividends accrued and unpaid thereon up to the date of payment; and

         (b) if the Liquidation Event occurs after the Initial Period, an amount per share equal to (i) the Current Class A Market Price on the date of the Liquidation Event of the Exchange Number of Class A Common Shares (the "Liquidation Price") which shall be satisfied in full by the Corporation causing to be delivered to such holder the Exchange Number of Class A Common Shares for each Series I Preference Share or, at the option of the Corporation, by payment in lawful money of Canada of the Liquidation Price, plus (ii) the Dividend Amount, if any, on the date of transfer of such Class A Common Shares to such holder.

The whole of such amounts shall be paid before any amount shall be paid by the Corporation or any assets of the Corporation shall be distributed to holders of shares of any class of the Corporation ranking as to capital junior to the Series I Preference Shares. After payment to the holders of the Series I Preference Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

9.                AMENDMENT

9.1. The rights, privileges, restrictions and conditions attached to the Series I Preference Shares may be added to, changed or removed by Articles of Amendment, but only with the approval of the holders of the Series I Preference Shares given as hereinafter specified in addition to any vote or authorization required by law.

10.               APPROVAL OF HOLDERS OF THE SERIES I PREFERENCE SHARES

10.1. The approval of the holders of the Series I Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Series I Preference Shares as a series or in respect of any other matter requiring the consent of the holders of the Series I Preference Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Series I Preference Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Series I Preference Shares duly called for that purpose.

                  The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or if not so prescribed, as required by the Act in force at the time of the meeting or as otherwise required by law. On every poll taken at every meeting of holders of Series I Preference Shares as a series, each holder of Series I Preference Shares entitled to vote thereat shall have one vote in respect of each Series I Preference Share held.

                            NUMBER AND DESIGNATION OF
                      AND RIGHTS, PRIVILEGES, RESTRICTIONS
                           AND CONDITIONS ATTACHING TO
                        THE SERIES II PREFERENCE SHARES

                  The fourteenth series of Preference Shares of the Corporation shall consist of an unlimited number of Preference Shares which shall be designated as Exchangeable Non-Voting Preference Shares Series II (hereinafter referred to as the "Series II Preference Shares") and which, in addition to the rights, privileges, restrictions and conditions attached to the Preference Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.                CONSIDERATION FOR ISSUE

1.1. The consideration for the issue of each Series II Preference Share shall be $10.00.

2.                INTERPRETATION

2.1.              DEFINITIONS

                  For the purpose hereof:

         (a) "Act" means the Canada Business Corporations Act, as amended, re-enacted or replaced from time to time;

         (b) "Board" means the board of directors of the Corporation or the Executive Committee thereof;

         (c) "Business Day" means a day other than Saturday, Sunday or any other day that is treated as a statutory holiday in the jurisdiction in which the Corporation's registered office is located;

         (d) "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (A) the Foreign Currency Amount by (B) the exchange rate for such foreign currency in effect at 12 o'clock noon (eastern time) on such date as posted by Canadian Imperial Bank of Commerce or, in the event such exchange rate is not available, such exchange rate on such date for such foreign currency as may be deemed by the Board to be appropriate for such purpose;

         (e) "Class A Common Shares" means shares of Class A common stock of Hollinger International Inc., par value U.S. $0.01 per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not Hollinger International shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction affecting, such shares;

         (f) "Current Class A Market Price" means in respect of a Class A Common Share on any date, the Canadian Dollar Equivalent of the per share closing price (or if no closing price is recorded, the average of the bid and the ask prices) of Class A Common Shares on the last full trading day preceding such date as such price is reported on the NYSE Composite Transactions Tape, or if the Class A Common Shares are not listed on the NYSE, such other national, regional or provincial securities exchange or automated quotation system upon which the Class A Common Shares are listed or quoted, as the case may be, as may be selected by the Board for such purpose; provided, however, that if in the opinion of the Board the public distribution or trading activity of Class A Common Shares is inadequate to create a market that reflects the fair market value of a Class A Common Share then the Current Class A Market Price shall be determined by the Board based upon the advice of such qualified independent financial advisors as the Board may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board shall be conclusive and binding;

         (g) "Determination Date" means the fifth Business Day prior to the Initial Period Expiry Date;

         (h) "Dividend Amount" means, as at any date, an amount equal to the full amount of all dividends and distributions declared and unpaid on each Series II Preference Share and all dividends and distributions declared on a Class A Common Share in respect of which a dividend has not been declared on each Series II Preference Share in accordance with section 3.1.2, in each case with a record date prior to such date;

         (i) "Exchange Price" means an amount per Series II Preference Share surrendered for retraction pursuant to section 5.2 equal to (i) the Current Class A Market Price on the Retraction Date of the Exchange Number of Class A Common Shares plus (ii) the Dividend Amount, if any, on the Retraction Date;

         (j) "Exchange Number" means, subject to adjustment from time to time in accordance with sections 5.8 and 5.9, the result obtained when $10.00 is divided by (A) if the Initial Period Expiry Date is November 8, 1999, the weighted average trading price of the Class A Common Shares on the NYSE for the 20 consecutive trading days (whether or not Class A Common Shares traded on such day) ending on (and including) the Determination Date and (B) if the Initial Period Expiry Date is prior to November 8, 1999, the lesser of (i) the weighted average trading price of the Class A Common Shares on the NYSE for the 20. consecutive trading days (whether or not Class A Common Shares traded on such day) ending on (and including) the Determination Date and
                  (ii) the weighted average trading price of the Class A Common Shares on the NYSE on the Determination Date, provided that if the Class A Common Shares are not listed on the NYSE on the relevant date(s), the weighted average trading prices referred to above shall be calculated using trading prices on any stock exchange on which such shares are listed as the Board may select for this purpose, or if such shares are not listed on any stock exchange, in such over-the-counter market as the Board may select for such purpose;

         (k) "HII Dividend Declaration Date" means the date on which the Board of Directors of Hollinger International declares any dividend or distribution on the Class A Common Shares;

         (1) "Hollinger International Capital Reorganization" has the meaning set out in section 5.8.3;

         (m) "Hollinger International" means Hollinger International Inc., a Delaware corporation;

         (n) "Initial Period" means the period from the date of initial issue of the Series II Preference Shares to and including the Initial Period Expiry Date;

         (o) "Initial Period Expiry Date" means November 8, 1999 unless the Board elects pursuant to section 2.2 to select an earlier date in which case the Initial Period Expiry Date shall be such earlier date;

         (p)      "Initial Retraction Price" has the meaning set out in section
                  5.1;

         (q) "junior share" means a share of the Corporation ranking junior to the Series II Preference Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

         (r)      "Liquidation Event" has the meaning set out in section 8.1;

         (s)      "Liquidation Price" has the meaning set out in section 8.1;

         (t)      "NYSE" means the New York Stock Exchange;

         (u) "ranking as to capital" means ranking with respect to the distribution of assets in the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

         (v) "Retraction Date" means any Business Day on which the documents specified in section 5.3(a) are duly tendered by a holder of Series II Preference Shares in respect of the exercise of his or her retraction right pursuant to Article 5; and

         (w)      "Retraction Notice" has the meaning set out in section 5.3(a).

2.2.              ELECTION TO SHORTEN THE INITIAL PERIOD

                  The Board shall be entitled to select a date prior to November 8, 1999 (but not earlier than May 8, 1999) as the Initial Period Expiry Date. If the Board elects to do so then at least three Business Days prior to the Initial Period Expiry Date, the Corporation shall issue a press release and on or before the Initial Period Expiry Date the Corporation shall send by prepaid first class mail or deliver a notice to all holders of Series II Preference Shares each of which shall set out the Determination Date, the Initial Period Expiry Date and the Exchange Number as of the Initial Period Expiry Date. If the Corporation intends to exercise its redemption right pursuant to section 4.1 such press release and notice shall also set out the information contemplated by section 4.1.2.

2.3.              DATES

                  In the event that any date on which any dividend on the Series II Preference Shares is payable by the Corporation, or on or by which any other action is required to be taken by the Corporation or the holders of Series II Preference Shares hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding date that is a Business Day.

2.4.              CURRENCY

                  All cash amounts paid by the Corporation in respect of the Series II Preference Shares shall be made in Canadian dollars and all references herein to monetary amounts shall be construed accordingly.

                  For greater certainty, the determination of (i) Dividend Amount and (ii) Exchange Number, shall be based on, respectively, (i) the Canadian Dollar Equivalent on the payment date thereof of dividends and distributions declared on Class A Common Shares and (ii) the Canadian

Dollar Equivalent on the Determination Date of the relevant weighted average trading price of the Class A Common Shares.

3.                DIVIDENDS

3.1.              PAYMENT OF DIVIDENDS

                  The holders of the Series II Preference Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board, subject to the insolvency provisions of applicable law, cumulative preferential cash dividends payable in lawful money of Canada as follows:

3.1.1. during the Initial Period, a fixed dividend of 7.00% per annum of the issue price of $10.00 per share payable quarterly on each third month anniversary of November 6, 1997; and

         3.1.2.   after the Initial Period, a dividend per share as follows:

                  (a) in the case of a cash dividend or distribution on Class A Common Shares having a record date after the Determination Date, in an amount in cash per Series II Preference Share equal to the product of (i) the Canadian Dollar Equivalent on the payment date thereof of such cash dividend or distribution on each Class A Common Share less any United States withholding tax thereon payable by the Corporation or any subsidiary thereof and (ii) the Exchange Number as of the HII Dividend Declaration Date;

                  (b) in the case of a stock dividend or distribution declared on a Class A Common Share to be paid in Class A Common Shares having a record date after the Determination Date in respect of which an adjustment is not made pursuant to section 5.8, in that number of Series II Preference Shares for each Series II Preference Share equal to the product of (i) the number of Class A Common Shares to be paid on each Class A Common Share less any United States withholding tax thereon payable by the Corporation or any subsidiary thereof and (ii) the Exchange Number as of the HII Dividend Declaration Date; or

                  (c) in the case of a dividend or distribution on the Class A Common Shares to be paid in property other than cash or Class A Common Shares having a record date after the Determination Date in respect of which an adjustment is not made pursuant to section 5.8, in such type and amount of property for each Series II Preference Share as is the same as or economically equivalent to (to be determined by the Board) the type and amount of property declared as a dividend or distribution on the Exchange Number (as of the HII Dividend Declaration Date) of Class A Common Shares less any United States withholding tax thereon payable by the Corporation or any subsidiary thereof.

         For any period during the Initial Period which is less than a full quarter with respect to any Series II Preference Share which is redeemed or in respect of which assets of the Corporation are distributed to the holders thereof pursuant to Article 8 during such quarter, dividends shall be deemed to accrue on a daily basis and shall be equal to the amount calculated by multiplying $0.70 by a fraction of which the numerator is the number of days in such period and the denominator is 365.

3.2.              METHOD OF PAYMENT

         (a) Cheques payable in lawful money of Canada at any branch in Canada of the Corporation's bankers shall be issued in respect of any cash dividends or distributions on the Series II Preference Shares (less any tax required to be withheld by the Corporation). The mailing, by prepaid first class mail, of such a cheque to a holder of Series II Preference Shares, shall be deemed to be payment of the dividends represented thereby unless the cheque is not paid upon presentation. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

         (b) Certificates registered in the name of the registered holder of Series II Preference Shares shall be issued or transferred in respect of any stock dividends or other distribution on Series II Preference Shares contemplated by section 3.2(b) hereof and the sending of such a certificate to each holder of a Series II Preference Share shall satisfy the stock dividend or other distribution of Series II Preference Shares represented thereby.

         (c) Such other type and amount of property in respect of any dividends or distributions contemplated by section 3.2(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Series II Preference Share shall satisfy the dividend or distribution represented thereby.

         (d) Notwithstanding anything to the contrary herein the Corporation shall pay to any shareholder whose latest address as shown on the books of the Corporation is not in Canada all dividends in United States dollars unless any such shareholder requests payment in Canadian dollars. Any such payment in United States dollars shall be in an amount equivalent to the amount otherwise payable in Canadian dollars converted to United States dollars at the Bank of Canada noon rate of exchange on the applicable dividend record date.

3.3.              RECORD AND PAYMENT DATES

                  The record date for the determination of the holders of Series II Preference Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Series II Preference Shares under section 3.1.2 hereof shall be the same as the record date and payment date, respectively, for the corresponding dividend or distribution on the Class A Common Shares.

3.4.              PARTIAL PAYMENT

                  If on any payment date for any dividends or distributions declared on the Series II Preference Shares under section 3.1 hereof the dividends or distributions are not paid in full on all of the Series II Preference Shares then outstanding, any such dividends or distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board on which the Corporation shall have sufficient money or other assets properly applicable to the payment of such dividends or distributions.

4.                REDEMPTION

4.1.              OPTIONAL REDEMPTION AT END OF INITIAL PERIOD

         4.1.1. On the 30th day following the Initial Period Expiry Date (the "Redemption Date"), subject to the provisions of the Act, this Article 4 and to the rights, privileges, restrictions and conditions attaching to any shares of the Corporation ranking prior to the Series II Preference Shares, the Corporation may, upon giving notice as hereinafter provided, redeem all or any part of the then outstanding Series II Preference Shares on payment for each share to be redeemed of $10.00 together with an amount equal to all dividends accrued and unpaid thereon up to the Redemption Date (the whole constituting and being herein referred to as the "Redemption Price"). In the case of a redemption of less than all of the Series II Preference Shares pursuant to this section 4.1 the Corporation shall redeem as nearly as practicable the same portion of Series II Preference Shares held by each holder.

         4.1.2. In case of redemption of Series II Preference Shares pursuant to section 4.1, at least three Business Days prior to the Initial Period Expiry Date the Corporation shall issue a press release and on or before the Initial Period Expiry Date the Corporation shall send by prepaid first class mail or deliver a notice to each person who at the date of mailing or delivery is a holder of Series II Preference Shares each of which shall state that

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                                     - 25 -

         the Corporation intends to redeem Series II Preference Shares pursuant to this section 4.1 and set out the Redemption Price and Redemption Date. Such notice shall be mailed or delivered to each holder of Series II Preference Shares to be redeemed at the last address of such holder as it appears on the securities register of the Corporation, or in the event of the address of any such holder not so appearing, then to the last address of such holder known to the Corporation. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but if such failure or omission is discovered notice as aforesaid shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time. The press release shall also set out the portion of Series II Preference Shares to be redeemed and the notice shall also set out the number of Series II Preference Shares held by the person to whom it is addressed which are to be redeemed and the place or places in Canada at which holders of Series II Preference Shares may present and surrender the certificate or certificates representing such shares for redemption.

                           On and after the Initial Period Expiry Date, the Corporation shall pay or cause to be paid to or to the order of the holders of the Series II Preference Shares to be redeemed the Redemption Price of such shares on presentation and surrender, at the registered office of the Corporation or any other place or places in Canada specified in the notice of redemption, of the certificate or certificates representing the Series II Preference Shares called for redemption. Payment in respect of Series II Preference Shares being redeemed shall be made by cheque payable to the respective holders thereof in lawful money of Canada at any branch in Canada of the Corporation's bankers. If a part only of the Series II Preference Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

                           The Corporation shall have the right, at any time after the mailing or delivery of notice of its intention to redeem Series II Preference Shares, to deposit the Redemption Price of the Series II Preference Shares so called for redemption, or of such of the Series II Preference Shares which are represented by certificates which have not, at the date of such deposit, been surrendered by the holders thereof in connection with such redemption, in a separate account in any chartered bank or trust company in Canada named in the redemption notice or in a subsequent notice in writing to the holders of the Series II Preference Shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective holders of the Series II Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made or upon the Redemption Date, whichever is the later, the Series II Preference Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving, without interest, the Redemption Price of their respective Series II Preference Shares being redeemed upon presentation and surrender of the certificate or certificates representing such shares. Any interest allowed on any such deposit shall belong to the Corporation.

4.2.              OPTIONAL REDEMPTION RIGHT ON RECEIPT OF RETRACTION NOTICE

         4.2.1. On receipt of a Retraction Notice in respect of Series II Preference Shares duly tendered pursuant to section 5.3, the Corporation shall be entitled to redeem all or any part of such Series II Preference Shares for a cash payment equal to the Initial Retraction Price or Exchange Price, as applicable. The Corporation shall exercise this redemption right by sending or causing to be sent by prepaid first class mail or delivering to the registered holder of Series II Preference Shares to be redeemed not later than five days after the Retraction Date a notice that the Corporation will redeem that number of Series II Preference Shares specified in such notice pursuant to this section 4.2.

         4.2.2. The Corporation shall exercise this redemption right so that, subject to rules applicable to fractional shares, all holders of Series II Preference Shares to be redeemed on any date shall receive the same portion of the Initial Retraction Price or Exchange Price, as applicable, payable to them in the form of Class A Common Shares and cash.

         4.2.3. The Corporation shall redeem Series II Preference Shares pursuant to this section 4.2 by sending or causing to be sent to or to the order of the registered holder thereof not later than 14 days after the Retraction Date a cheque payable at any branch of the Corporation's bankers for the Initial Retraction Price or Exchange Price, as applicable, of such shares.

4.3.              CESSATION OF RIGHTS

                  Series II Preference Shares redeemed pursuant to this Article 4 shall cease to be entitled to dividends or any other participation in any distribution of the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless the payment to be made on redemption shall not be made as required in which case the rights of the holders shall remain unaffected. Redemption moneys which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit in a separate account as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

5.                RETRACTION RIGHTS

5.1.              RIGHT OF RETRACTION DURING INITIAL PERIOD

                  At any time during the Initial Period a holder of Series II Preference Shares shall be entitled, subject to the provisions of the Act and in the manner hereinafter provided, to require the Corporation to redeem all or any of the Series II Preference Shares registered in the name of such holder in consideration for the transfer to such holder of that number of Class A Common Shares for each Series II Preference Share to be redeemed equal to (i) $8.50 plus accrued and unpaid dividends per Series II Preference Share to and including the Retraction Date (the "Initial Retraction Price") divided by (ii) the Current Class A Market Price on the Retraction Date.

5.2.              RIGHT OF RETRACTION AFTER INITIAL PERIOD

                  At any time after the Initial Period, a holder of Series II Preference Shares shall be entitled, subject to the provisions of the Act and in the manner hereinafter provided, to require the Corporation to redeem all or any of the Series II Preference Shares registered in the name of the holder in consideration for the transfer to such holder of that fraction or number of Class A Common Shares for each Series II Preference Share to be redeemed equal to (i) the Exchange Number in effect on the Retraction Date plus (ii) the quotient obtained when the Dividend Amount, if any, as of the date of transfer of such Class A Common Shares to such holder on the Hollinger International register is divided by the Current Class A Market Price on such date.

5.3.              RETRACTION PROCEDURE

         (a) Series II Preference Shares may be retracted only by the registered holder thereof presenting and surrendering to the Corporation, at any place where the Series II Preference Shares may be transferred or at such other place or places as shall be specified in writing by the Corporation to the holders of the Series II Preference Shares from time to time, the share certificate or certificates representing the Series II Preference Shares to be redeemed, duly completed and endorsed in the manner prescribed thereon, together with a request in writing in such form as may be acceptable to the Corporation (in this section 5.3, the "Retraction Notice") from such holder specifying the number of Series II Preference Shares to be redeemed by the Corporation.

         (b) Subject to sections 4.2 and 5.6 hereof, the Corporation shall redeem the appropriate number of Series II Preference Shares by sending or causing to be sent to or to the order of the registered holder thereof not later than 14 days after the Retraction Date a certificate representing that number of Class A Common Shares to which the holder is entitled.

         (c) If less than all of the Series II Preference Shares represented by any certificate or certificates so endorsed are to be redeemed, the Corporation shall issue and deliver to such holder, at the expense of the Corporation, a new share certificate representing the Series II Preference Shares which are not being surrendered for retraction.

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                                     - 28 -

5.4.              ELECTION IRREVOCABLE

                  Subject to paragraph 5.6 hereof, the election by a registered holder of Series II Preference Shares to surrender any Series II Preference Shares for retraction shall be irrevocable upon receipt by the Corporation at its registered office of the Retraction Notice and the certificate or certificates representing the Series II Preference Shares to be redeemed; provided that the Corporation may, in its unfettered discretion, permit withdrawal of any such election at any time prior to payment of the Initial Retraction Price for the Series II Preference Shares to be redeemed.

5.5.              RELATING TO THE DELIVERY OF CLASS A COMMON SHARES

         5.5.1.   QUALIFICATION AND LISTING

         The Corporation shall satisfy the following conditions in respect of Class A Common Shares delivered on a redemption of Series II Preference
         Shares:

                  (a) the qualification of the Class A Common Shares by the filing of a prospectus and obtaining a final receipt therefor from the securities regulatory authorities in each of the provinces of Canada in which the distribution of such Class A Common Shares occurs, unless there exists an applicable exemption to qualification thereunder that allows such Class A Common Shares (other than those issued to a person who is in a position by himself or in combination with others to materially affect control of the Corporation) to be immediately traded free of resale restrictions under applicable securities legislation; and

                  (b) the effectiveness of a registration statement under the U.S. Securities Act of 1933 ("U.S. Securities Act") with respect to the delivery of such Class A Common Shares, unless an exemption from the registration requirements of the U.S. Securities Act is available which would allow such Class A Common Shares to be immediately traded free of resale restrictions; and

                  (c) the listing of such Class A Common Shares on each stock exchange on which the Class A Common Shares are then listed.

         5.5.2.   FRACTIONS OF CLASS A COMMON SHARES

                           The Corporation shall not deliver a fraction of a Class A Common Share on redemption of Series II Preference Shares. In lieu thereof, the Corporation shall make a cash payment equal to the amount which would have been satisfied by the fraction of the Class A Common Share.

5.6.              RETRACTION LIMITATION

         (a) If the redemption by the Corporation of all Series II Preference Shares surrendered for retraction on a Retraction Date would be contrary to applicable law, the Corporation shall redeem only the maximum number of Series II Preference Shares which it is then permitted to redeem selected pro rata (disregarding fractions of shares) from the Series II Preference Shares surrendered for retraction according to the number of Series II Preference Shares surrendered for retraction by each holder thereof. Thereupon, each such holder shall be entitled, by notice to the Corporation to withdraw all or part only of the Series II Preference Shares surrendered by such holder for retraction on such Retraction Date which have not been redeemed by the Corporation and the Corporation shall, at its expense, issue and deliver to each holder who exercises such right of withdrawal a new share certificate representing the Series II Preference Shares so withdrawn. Thereafter, the Corporation shall redeem on a date or dates determined by the Board on which the Corporation shall have sufficient assets to permit such redemption, the maximum number of Series II Preference Shares as have been surrendered for retraction and not withdrawn or redeemed which the Corporation determines it is then permitted to redeem, selected pro rata (disregarding fractions of shares) from such Series II Preference Shares according to the number of such Series II Preference Shares then held by each holder thereof and so on until all such Series II Preference Shares have been redeemed.

         (b) If the Board has acted in good faith in making any of the determinations referred to in paragraph 5.6(a) hereof, the Board and the Corporation shall have no liability if such determination proves to be inaccurate.

         (c) If the Corporation does not redeem all Series II Preference Shares surrendered for retraction on a Retraction Date the Corporation shall forthwith after such date notify each holder whose Series II Preference Shares have not been redeemed on such date of such holder's right to withdraw the Series II Preference Shares surrendered and not redeemed by the Corporation.

5.7.              CESSATION OF RIGHTS

                  Series II Preference Shares redeemed pursuant to this Article 5 shall cease to be entitled to dividends or any other participation in any distribution of the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof as of the date on which Class A Common Shares deliverable to them on redemption are transferred to them on the Hollinger International register.

5.8.              CHANGES AFFECTING THE CLASS A COMMON SHARES

         5.8.1. If and whenever at any time after the Determination Date, Hollinger International:

                           (a) subdivides its outstanding Class A Common Shares into a greater number of Class A Common Shares (including by way of a stock dividend which the Board decides to treat as a subdivision); or

                           (b) consolidates its outstanding Class A Common Shares into a smaller number of Class A Common Shares,

                  then the Exchange Number will be adjusted effective immediately after the effective date or record date for such event by multiplying the Exchange Number in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the number of Class A Common Shares outstanding immediately after giving effect to such event and the denominator of which will be the number of Class A Common Shares outstanding on such effective date or record date before giving effect to such event.

         5.8.2. If and whenever at any time after the date hereof, there is a reclassification of the Class A Common Shares at any time outstanding or change of the Class A Common Shares into other shares or into other securities or other capital reorganization (other than an event described in section 5.8.1), or a consolidation, amalgamation, arrangement or merger of Hollinger International with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Class A Common Shares or a change of the Class A Common Shares into other shares), or a transfer of the undertaking or assets of Hollinger International as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Class A Common Shares are entitled to receive shares, other securities or other property (any of such events being called an "Hollinger International Capital Reorganization"), a holder of Series II Preference Shares will be entitled to receive on exercise of his or her retraction right pursuant to section 5.2, and shall accept in lieu of Class A Common Shares, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Hollinger International Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Class A. Common Shares which such holder would have received if the Retraction Date were immediately prior to such effective date, subject in all such cases, to the Corporation's right to redeem Series II Preference Shares pursuant to section 4.2. If determined appropriate by the Board, appropriate adjustments will be made as a result of any such Hollinger International Capital Reorganization in the application of the provisions set forth in this Article with respect to the rights and interests thereafter of holders of Series II Preference Shares to the end that the provisions set forth in this Article will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Series II Preference Shares.

         5.8.3. If and whenever at any time after the date hereof Hollinger International takes any action affecting the Class A Common Shares other than an action described in sections 3.1.2, 5.8.1 or 5.8.2 which in the opinion of the Board would materially affect the rights of the holders of Series II Preference Shares, the Exchange Number or other terms of Article 5 will be adjusted in such manner, if any, and at such time, by action by the Board, in their sole discretion, as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approvals, including any approval required by any stock exchange on which the Series II Preference Shares may be listed. Failure of the taking of action by the Board so as to provide for an adjustment on or prior to the effective date of any such action will be conclusive evidence that the Board have determined that it is equitable to make no adjustment in the circumstances.

5.9.              RULES APPLICABLE TO ADJUSTMENTS

                  For the purposes of section 5.8:

         5.9.1. The adjustments provided for in section 5.8 are cumulative and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this section.

         5.9.2. No adjustment of the Exchange Number will be required unless such adjustment would result in a change of at least 1%; provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

         5.9.3. If at any time a dispute arises with respect to adjustments such dispute will be conclusively determined by the Corporation's auditors or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the Board and any such determination will be binding upon the Corporation and the holders of Series II Preference Shares; such auditors or accountants will be given access to all necessary records of the Corporation.

         5.9.4. If Hollinger International sets a record date to determine the holders of Class A Common Shares to take any action and thereafter and before the taking of such action, legally abandons its plan to take such other action, then no adjustment will be required by reason of the setting of such record date.

         5.9.5.   No adjustment need be made for a transaction referred to in section 5.8 if holders of Series II Preference Shares participate in the transaction on a basis and with notice that the Board determines to be fair and appropriate in the circumstances.

6.                VOTING RIGHTS

6.1. Except as herein referred to or as required by law, the holders of the Series II Preference Shares as a series shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

7.                RESTRICTIONS ON DIVIDENDS AND RETIREMENT OF SHARES

7.1. So long as any of the Series II Preference Shares are outstanding, the Corporation shall not, without the approval of the holders of the Series II Preference Shares given as hereinafter specified:

         7.1.1. declare, pay or set apart for payment any dividends on any junior shares (other than dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series II Preference Shares);

         7.1.2. call for redemption, redeem, purchase or otherwise pay off or retire for value, or make any capital distributions in respect of, any junior shares;

         7.1.3. except in connection with the redemption of Series II Preference Shares pursuant to Articles 4 or 5, call for redemption, redeem, purchase or otherwise pay off or retire for value, or make any capital distribution in respect of, less than all of the Series II Preference Shares;

         7.1.4. call for redemption, redeem, purchase or otherwise pay off or retire for value, or make any capital distribution in respect of, any shares ranking as to capital or dividends on a parity with the Series II Preference Shares except in connection with the retirement thereof pursuant to a retraction privilege attaching thereto or a redemption right exercisable upon a retraction; or

         7.1.5. issue any shares ranking as to capital or dividends prior to or on a parity with the Series II Preference Shares;

unless, in each such case, (i) all dividends on the Series II Preference Shares then outstanding and on all other shares of the Corporation ranking as to dividends prior to or on a parity with the Series II Preference Shares which have accrued up to and including the dividends payable on the immediately preceding respective date or dates for the payment of dividends thereon shall have been declared and paid or set apart for payment, (ii) the Corporation shall have redeemed all of the Series II Preference Shares tendered for redemption pursuant to Article 5, and (iii) the Corporation is not otherwise in default under the rights, privileges, restrictions and conditions attached to the Series II Preference Shares or any other shares of the Corporation ranking as to dividends or as to capital prior to or on a parity with the Series II Preference Shares.

8.                LIQUIDATION, DISSOLUTION OR WINDING-UP

8.1. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs (any such event being herein referred to as a "Liquidation Event"), the holders of the Series II Preference Shares shall be entitled to receive from the assets of the Corporation the following amount:

         (a) if the Liquidation Event occurs during the Initial Period, a sum equal to $10.00 for each Series II Preference Share held by them respectively, plus an amount equal to all dividends accrued and unpaid thereon up to the date of payment; and

         (b) if the Liquidation Event occurs after the Initial Period, an amount per share equal to (i) the Current Class A Market Price on the date of the Liquidation Event of the Exchange Number of Class A Common Shares (the "Liquidation Price") which shall be satisfied in full by the Corporation causing to be delivered to such holder the Exchange Number of Class A Common Shares for each Series II Preference Share or, at the option of the Corporation, by payment in lawful money of Canada of the Liquidation Price, plus (ii) the Dividend Amount, if any, on the date of transfer of such Class A Common Shares to such holder.

The whole of such amounts shall be paid before any amount shall be paid by the Corporation or any assets of the Corporation shall be distributed to holders of shares of any class of the Corporation ranking as to capital junior to the Series II Preference Shares. After payment to the holders of the Series II Preference Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

9.                AMENDMENT

9.1. The rights, privileges, restrictions and conditions attached to the. Series II Preference Shares may be added to, changed or removed by Articles of Amendment, but only with the approval of the holders of the Series II Preference Shares given as hereinafter specified in addition to any vote or authorization required by law.

10.               APPROVAL OF HOLDERS OF THE SERIES I PREFERENCE SHARES

10.1. The approval of the holders of the Series II Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Series II Preference Shares as a series or in respect of any other matter requiring the consent of the holders of the Series II Preference Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Series II Preference Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Series II Preference Shares duly called for that purpose.

                  The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or if not so prescribed, as required by the Act in force at the time of the meeting or as otherwise required by law. On every poll taken at every meeting of holders of Series II Preference Shares as a series, each holder of Series II Preference Shares entitled to vote thereat shall have one vote in respect of each Series II Preference Share held.